UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to Sec.240.14a-12

SOUTH JERSEY INDUSTRIES, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To:           All Employees
From:      Mike Renna, President & CEO
Date:       February 24, 2022
Subject:  SJI Transaction with IIF

I have some exciting news to share. This morning, in addition to reporting strong fourth quarter results (sjindustries.com/investors/news-events/newsroom/south-jersey-industries/2022/sji-reports-fourth-quarter-and-2021-results-earnin), we are embarking on our next chapter as OneSJI -- announcing plans to be acquired by the Infrastructure Investments Fund (IIF) (sjindustries.com/investors/news-events/newsroom/south-jersey-industries/2022/south-jersey-industries,-inc-enters-into-agreement). This step will help us further build on our leading position as our industry accelerates the transition to low carbon and renewable energy. SJI will remain locally managed with headquarters in Folsom, New Jersey and strong ties to the communities we serve.

We look forward to working with IIF, and I want to thank you for your hard work leading up this opportunity.

Who is IIF?

IIF is a terrific partner for SJI. As a private investment vehicle focused on investing in critical infrastructure assets, they have an extensive history of investing in utility companies and significant experience developing renewable energy sources. The IIF family of companies includes a number of other utilities, including Summit Utilities, El Paso Electric and SouthWest Water Company. To learn more, please review the attached IIF fact sheet.

What does this mean for employees and for our work as OneSJI?

As OneSJI we are united in our purpose to deliver safe, reliable, affordable, clean energy for a better today and tomorrow to our 700,000 customers. Like us, IIF is focused on safety, community engagement, local job retention and career growth. IIF recognizes that you are the foundation of our success, and we expect to continue creating new and exciting opportunities for the SJI team. Once the transaction closes, we will work together to drive our business forward while staying rooted in our values. That means we will remain focused on advancing our mission to improve the quality of life for those who live and work in our communities.

As our Board of Directors evaluated the opportunity with IIF, it quickly became clear that this is the best path forward for SJI. We will be able to fulfill our strategic initiatives in a shorter time frame and ultimately accomplish significantly more with less risk. Part of the reason for this is because, through this transaction, we will become a privately held organization. That will allow us to be more flexible in our decision-making and more strategic in our investments to meet the energy needs of the future.

Who will lead the Company?

We are excited about the transaction with IIF; however, it is important to recognize that this is just the first step. We expect to close the transaction in the fourth quarter of 2022, following shareholder and regulatory approvals. Until then, we will remain an independent publicly traded company.

Following close, I will continue to lead SJI along with our current management team both at our corporate offices and in the field. SJI will also continue to be overseen by a Board of Directors, much like we are now.

Town Hall and Site Visits

Attached to this email is a brief FAQ to address some of your initial questions. I also share more in a video you can watch here [External Link].

Additionally, we’re hosting a town hall meeting this afternoon at 2:00 p.m. for all employees – be on the lookout for an invite. Our leadership team will also be visiting sites throughout the week. You can find the schedule for those visits attached so you can plan accordingly.

On behalf of the entire leadership team, again I want to thank you for your continued dedication to SJI. We should all be proud of what we have accomplished together and our momentum moving forward. I certainly am.

Additional Information and Where to Find It
In connection with the proposed transaction, South Jersey Industries, Inc. (“SJI”) expects to file a proxy statement, as well as other relevant materials, with the Securities and Exchange Commission (the “SEC”). This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that SJI may file with the SEC in connection with the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by SJI with the SEC at http://www.sec.gov, the SEC’s website, or from SJI’s website (https://investors.sjindustries.com). In addition, the proxy statement and other documents filed by SJI with the SEC (when available) may be obtained from SJI free of charge by directing a request to Investor Relations, at https://investors.sjindustries.com.

Participants in the Solicitation
SJI, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from SJI shareholders in connection with the proposed transaction. Information about SJI’s directors and executive officers is set forth in its definitive proxy statement for its 2021 annual meeting of shareholders filed with the SEC on March 18, 2021. To the extent the holdings of the SJI securities by the SJI directors and executive officers have changed since the amounts set forth in the proxy statement for its 2021 annual meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of SJI’s website located at https://investors.sjindustries.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials SJI may file with the SEC.

Forward-Looking Statements
This communication includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of the Company, shareholder and regulatory approvals, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s shareholders; the timing to consummate the proposed transaction; satisfaction of the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management’s time on transaction-related issues.

All statements, other than statements of historical fact, including statements regarding guidance, industry prospects, future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, should be considered forward looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, or any other documents, words such as “anticipate,” “believe,” "estimate," “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” "target," "will" and similar expressions are intended to identify forward looking statements. These forward looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” on Form 10-K for the year ended December 31, 2021 and in any other SEC filings made by the Company.  The company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this communication, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.